UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        September 1, 2004
                                                --------------------------------

                         THE BLACK & DECKER CORPORATION
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-1553                  52-0248090
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                         Identification No.)

701 East Joppa Road, Towson, Maryland                         21286
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code          410-716-3900
                                                  ------------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL  OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Effective September 1, 2004, The Black & Decker Corporation (the "Corporation") increased the maximum amount authorized for issuance under its commercial paper program from $500 million to $1 billion. Standard & Poor's Rating Services and Moody's Investors Service, Inc. have notified the Corporation that they have reaffirmed their short-term debt ratings of A-2 and P2, respectively, for the increased program. The Corporation's commercial paper program, which has been in existence since 2002, allows the Corporation to issue debt securities with maturities of up to 365 days. At August 31, 2004, outstanding commercial paper under the program totaled approximately $245.1 million. Commercial paper under this program is offered and sold privately through selected dealers engaged by the Corporation, and the paper is sold without registration under Federal securities laws pursuant to exemptions from those registration requirements.


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                                      -3-



                         THE BLACK & DECKER CORPORATION

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE BLACK & DECKER CORPORATION


                                               By: /s/CHRISTINA M. MCMULLEN
                                                   -----------------------------
                                                   Christina M. McMullen
                                                   Vice President and Controller


Date: September 1, 2004